UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
 ___________________________________

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2013 (November 14, 2013)
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 Booz Allen Hamilton Holding Corporation
(Exact name of Registrant as specified in its charter)
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Delaware	001-34972	26-2634160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8283 Greensboro Drive, McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (703) 902-5000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On November 14, 2013, Booz Allen Hamilton Holding Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Explorer Coinvest LLC, an affiliate of the The Carlyle Group, as selling stockholder (the “Selling Stockholder”), Barclays Capital Inc. and Credit Suisse Securities (USA), LLC, as representatives of the several underwriters named in the Underwriting Agreement (together, the “Underwriters”), pursuant to which the Selling Stockholder agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Selling Stockholder, subject to and upon the terms and conditions set forth therein, (i) 11,000,000 shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”) and (ii) 1,650,000 additional shares of Common Stock pursuant to a notice, dated November 19, 2013, of the Underwriters’ exercise in full of their option to purchase such additional shares of Common Stock.
A copy of the Underwriting Agreement has been attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. The exhibits attached to this Current Report on Form 8-K shall be incorporated by reference in the Company’s Registration Statement on Form S-3 (No. 333-190925).

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 14, 2013, by and among Booz Allen Hamilton Holding Corporation, Explorer Coinvest LLC, Barclays Capital Inc. and Credit Suisse Securities (USA), LLC

5.1	Opinion of Debevoise & Plimpton LLP

23.1	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Booz Allen Hamilton Holding Corporation

BY: /s/ Samuel R. Strickland
Samuel R. Strickland
Executive Vice President, Chief Financial Officer and Chief Administrative Officer
Date: November 20, 2013

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 14, 2013, by and among Booz Allen Hamilton Holding Corporation, Explorer Coinvest LLC, Barclays Capital Inc. and Credit Suisse Securities (USA), LLC

5.1	Opinion of Debevoise & Plimpton LLP

23.1	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1)